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                                                                    EXHIBIT 99.3



                          UNITED STATES DISTRICT COURT

                         NORTHERN DISTRICT OF CALIFORNIA

                             SAN FRANCISCO DIVISION



UNITED STATES OF AMERICA,                   )
                                            )
                      Plaintiff,            )
                                            )      Civil Action No.
               v.                           )
                                            )
JDS UNIPHASE CORPORATION                    )      Filed:
and E-TEK DYNAMICS, INC.,                   )
                                            )
                      Defendants.           )
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                                 FINAL JUDGMENT

        WHEREAS, plaintiff, United States of America ("United States"), filed its Complaint on June __, 2000, plaintiff and defendants, defendant JDS Uniphase Corporation ("JDS") and defendant E-TEK Dynamics, Inc. ("E-TEK"), by their respective attorneys, have consented to the entry of this Final Judgment without trial or adjudication of any issue of fact or law, and without this Final Judgment constituting any evidence against or admission by any party regarding any issue of fact or law;

        AND WHEREAS, defendants agree to be bound by the provisions of this Final Judgment pending its approval by the Court;

        AND WHEREAS, plaintiff requires defendants to refrain from enforcing or reacquiring contractual rights effecting control over the output of any coating chambers owned by or on the premises of certain merchant suppliers, for the purpose of remedying the loss of competition alleged in the Complaint;

        AND WHEREAS, defendants have represented to the plaintiff that the defendants can and
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will refrain from effecting such control, as ordered herein, and that defendants will later raise no claim of hardship or difficulty as grounds for asking the Court to modify any of the prohibitions contained below;

        NOW THEREFORE, before the taking of any testimony, without trial or adjudication of any issue of fact or law, and upon consent of the parties, it is ORDERED, ADJUDGED AND DECREED:

                                 I. JURISDICTION

        This Court has jurisdiction over the subject matter of and each of the parties to this action. The Complaint states a claim upon which relief may be granted against defendants under Section 7 of the Clayton Act, as amended (15 U.S.C. Section 18).

                                 II. DEFINITIONS

        As used in this Final Judgment:

        A. "E-TEK" means defendant E-TEK Dynamics, Inc., a Delaware corporation with its headquarters in San Jose, California, its successors and assigns, and its subsidiaries, divisions, groups, affiliates, partnerships and joint ventures, and their directors, officers, managers, agents, and employees.

        B. "Filter Vendor(s)" means Barr Associates, Inc., Herrmann Technology, Inc., Hoya Corporation USA, Optical Coating Japan Corporation, and their successors and assigns.

        C. "JDS" means defendant JDS Uniphase Corporation, a Delaware corporation with its headquarters in San Jose, California, its successors and assigns, and its subsidiaries, divisions, groups, affiliates, partnerships and joint ventures, and their directors, officers, managers, agents, and employees.

        D. "Optical Filter(s)" means dielectric thin film filters used in optical networks for the telecommunications industry, such as, but not limited to, wideband, narrowband and gain flattening filters.

        E. "Rights of First Refusal" means: (1) the contractual rights held by defendants of first refusal over all other persons with respect to the output of coating chambers for the manufacture of

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Optical Filters by the Filter Vendors, such as set forth in the Supply
Agreements; (2) any right obligating a Filter Vendor to accept a defendant's purchase order for Optical Filters; and (3) any right the effect of which would be to enable a defendant, through unilateral action, to prevent a Filter Vendor from selling Optical Filters to persons other than a defendant.

        F. "Security Interest and Rights of Repayment" means E-TEK's contractual rights under the Supply Agreements to: (1) a priority security interest in the chambers that are subjects of the Supply Agreements; and (2) repayment, through discounts on Optical Filter purchases or otherwise, of funds advanced to the Filter Vendors in connection with the purchase or upgrade of the chambers that are subjects of the Supply Agreements.

        G. "Supply Agreements" means the following contracts, including all amendments to these contracts: (1) Supply Agreement between E-TEK and Barr Associates, Inc. dated October 8, 1996; (2) Supply Agreements between E-TEK and Herrmann Technology, Inc. dated December 14, 1998, February 11, 1999 (both "First . . . Agreement" and "Second . . . Agreement"), and May 5, 1999; (3) Supply Agreement between E-TEK and Hoya Corporation USA dated July 20, 1999; and
(4) Supply Agreement between E-TEK and Optical Coating Japan Corporation dated February 25, 1999.

        H. "Transition Period" means the ninety (90) days following the filing of the Complaint in this matter.

                               III. APPLICABILITY

        This Final Judgment applies to JDS and E-TEK, as defined above, and all other persons in active concert or participation with any of them who receive actual notice of this Final Judgment by personal service or otherwise.

                    IV. PROHIBITION ON ENFORCEMENT OF RIGHTS

        A. After the expiration of the Transition Period, defendants shall not enforce the Rights of First Refusal in the Supply Agreements.

        B. After the first thirty (30) days of the Transition Period, defendants shall not enforce the Rights of First Refusal in the Supply Agreements with respect to thirty (30) percent of each Filter


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Vendor's Optical Filter manufacturing capacity subject to those Rights. After the second thirty (30) days of the Transition Period, defendants shall not enforce the Rights of First Refusal in the Supply Agreements with respect to sixty (60) percent of each Filter Vendor's Optical Filter manufacturing capacity subject to those Rights. During the Transition Period, and unless the plaintiff otherwise consents in writing, defendants shall refrain from making or enforcing any purchase orders to the Filter Vendors unless the period for deliveries of Optical Filters under the purchase orders is no longer than thirty (30) days in duration.

        C. After the filing of the Complaint in this matter, defendants shall not enforce the Security Interest and Rights of Repayment in the Supply Agreements.

        D. Defendants promptly shall notify, by usual and customary means, the firms that defendants have identified to the plaintiff, in response to Second Request Specifications 3(h) and 9, of the prohibitions under the terms of this Final Judgment on the Defendants' enforcement of the Rights of First Refusal and Security Interest and Rights of Repayment.

                                  V. AFFIDAVITS

        Within forty (40) calendar days of the filing of the Complaint in this matter, and every forty (40) calendar days thereafter, through and including one hundred twenty (120) calendar days thereafter, defendants shall deliver to plaintiff an affidavit as to the fact and manner of their compliance with
Section IV of this Final Judgment.

                           VI. COMPLIANCE INSPECTION

        A. For the purposes of determining or securing compliance with this Final Judgment, or of determining whether the Final Judgment should be modified or vacated, and subject to any legally recognized privilege, from time to time duly authorized representatives of the United States Department of Justice, including consultants and other persons retained by the United States, shall, upon written request of a duly authorized representative of the Assistant Attorney General in charge of the Antitrust Division, and on reasonable notice to defendants, be permitted:


                (1) access during defendants' office hours to inspect and copy, or at plaintiff's option demand defendants provide

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                        copies of, all books, ledgers, accounts, records,
                        correspondence, memoranda, and documents in the possession or control of defendants, who may have counsel present, relating to any matters contained in this Final Judgment; and

                (2) to interview, either informally or on the record, defendants' officers, employees, or agents, who may have their individual counsel present, regarding such matters. The interviews shall be subject to the interviewee's reasonable convenience and without restraint or interference by defendants.

        B. Upon the written request of the Assistant Attorney General in charge of the Antitrust Division, defendants shall submit written reports, under oath if requested, relating to any of the matters contained in this Final Judgment as may be requested.

        C. No information or documents obtained by the means provided in this section shall be divulged by the plaintiff to any person other than a duly authorized representative of the executive branch of the United States, except in the course of legal proceedings to which the United States is a party (including grand jury proceedings), or for the purpose of securing compliance with this Final Judgment, or as otherwise required by law.

        D. If at the time information or documents are furnished by defendants to plaintiff, defendants represent and identify in writing the material in any such information or documents to which a claim of protection may be asserted under Rule 26(c)(7) of the Federal Rules of Civil Procedure, and defendants mark each pertinent page of such material, "Subject to claim of protection under Rule 26(c)(7) of the Federal Rules of Civil Procedure," then plaintiff shall give defendants ten (10) calendar days notice prior to divulging such material in any legal proceeding (other than a grand jury proceeding).

                              VII. NO REACQUISITION


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        Defendants shall not reacquire, directly or indirectly, any Right of
First Refusal over any coating chambers owned by or located on the premises of the Filter Vendors as of the filing of the Complaint in this matter. After the expiration of the Transition Period, nothing in this Final Judgment shall preclude defendants from purchasing Optical Filters from the Filter Vendors pursuant to purchase orders so long as the period for deliveries of Optical Filters under the purchase orders is no longer than sixty (60) days in duration, unless the plaintiff otherwise consents in writing. The provisions of this paragraph shall remain in effect for three years from expiration of the Transition Period.
                         VIII. RETENTION OF JURISDICTION

        This Court retains jurisdiction to enable any party to this Final Judgment to apply to this Court at any time for further orders and directions as may be necessary or appropriate to carry out or construe this Final Judgment, to modify any of its provisions, to enforce compliance, and to punish violations of its provisions.

                        IX. EXPIRATION OF FINAL JUDGMENT

        Unless this Court grants an extension, this Final Judgment shall expire ten (10) years from the date of its entry.

                        X. PUBLIC INTEREST DETERMINATION

        Entry of this Final Judgment is in the public interest.

 DATE:  __________________


                          Court approval subject to procedures of Antitrust

                          Procedures and Penalties Act, 15 U.S.C. Section 16


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                          United States District Judge